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                                                                    EXHIBIT 16.1


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

April 4, 2002

Dear Sir or Madam:

We have read Item 4 of Genuity Inc.'s Current Report on Form 8-K dated April 4, 2002 filed with the Securities and Exchange Commission and are in agreement with the statements contained therein as they relate to Arthur Andersen LLP.

Very truly yours,


/s/ ARTHUR ANDERSEN LLP


cc:  Daniel P. O'Brien,
     Executive Vice President and Chief Financial Officer
     Genuity Inc.